EXHIBIT 12.1

                      PACKAGED ICE, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                                                                                SIX MONTHS ENDED
                                                HISTORICAL YEAR ENDED DECEMBER 31,                 MARCH 31,
                                       -----------------------------------------------------  --------------------
                                         1993       1994       1995       1996       1997       1998       1997
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
FIXED CHARGES AS DEFINED:
     (1)Interest on long-term debt...  $      11  $      25  $      76  $     130  $   6,585  $   8,727  $   1,519
     (2)Total Fixed Charges..........  $      11  $      25  $      76  $     130  $   6,585  $   8,727  $   1,519
EARNINGS AS DEFINED:
     (3)Loss from continuing                                                                  $  (3,224)
       operations....................  $    (391) $    (722) $    (688) $    (990) $  (8,439)               98)
     (4) Income taxes for continuing
         operations..................
     (5)Total Fixed Charges..........         11         25         76        130      6,585      8,727      1,519
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
     (6) Income (Loss) From
         Continuing Operations Before
         Income Taxes and Fixed
         Charges.....................  $    (380) $    (697) $    (612) $    (860) $  (1,854) $   5,503  $    (179)
                                       =========  =========  =========  =========  =========  =========  =========
RATIO OF EARNINGS TO FIXED CHARGES
  (line 6 divided by line 2).........     N/A        N/A        N/A        N/A        N/A        N/A        N/A
COVERAGE DEFICIENCY(a):..............  $    (391) $    (722) $    (688) $    (990) $  (8,439) $  (3,224) $  (1,698)
                                       =========  =========  =========  =========  =========  =========  =========

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(a) Earnings are adequate to cover fixed charges.